UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2010

HALOZYME THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-794-8889

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On May 17, 2010, Halozyme Therapeutics, Inc. (“Halozyme”) and Baxter International Inc. (“Baxter”) each announced the voluntary recall of all lots of HYLENEX® (hyaluronidase human injection). Both Baxter and Halozyme received multiple inquiries regarding the impact of the HYLENEX recall on Baxter’s ongoing Phase 3 clinical trial of GAMMAGARD LIQUID™ with rHuPH20 (rHuPH20 is also the active pharmaceutical ingredient in HYLENEX). On May 18, 2010, Baxter sent a memo to the investigators and clinical coordinators for this Phase 3 clinical trial in which Baxter stated that the rHuPH20 used in the GAMMAGARD study is not impacted by the recall of HYLENEX. A copy of Baxter’s letter is attached to this Form 8-K as Exhibit 99.1.

This information is being furnished pursuant to Item 7.01 of this Report and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by Halozyme, under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference. This Report will not be deemed an admission as to the materiality of any information in this Report that is being disclosed pursuant to Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Baxter letter sent May 18, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

May 20, 2010	By:	James E. Cartoni

Name: James E. Cartoni
Title: Secretary and Vice President, Legal

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Exhibit Index

Exhibit No.	Description

99.1	Baxter letter sent May 18, 2010.